UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

SIRONA DENTAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22673 (Commission File Number)	11-3374812 (IRS Employer Identification No.)

30-30 47th Avenue, Suite 500, Long Island City, New York 11101

(Address of principal executive offices, including zip code)

(718) 937-5765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2015 DENTSPLY International Inc., a Delaware corporation (“DENTSPLY”), Sirona Dental Systems, Inc., a Delaware corporation (“Sirona”) (for limited purposes specified therein), and Jeffrey T. Slovin entered into an Employment Agreement (the “Employment Agreement”) pursuant to which Mr. Slovin will serve as Chief Executive Officer of DENTSPLY (to be renamed DENTSPLY SIRONA Inc. (the “combined company”)) effective upon consummation of the transactions contemplated by the terms of that certain Agreement and Plan of Merger, dated September 15, 2015, among Sirona, DENTSPLY and Dawkins Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of DENTSPLY, pursuant to which DENTSPLY and Sirona will combine in an all-stock merger of equals (the “Merger”). The Employment Agreement will supersede and replace Sirona's existing employment agreement with Mr. Slovin, which will remain in place until consummation of the Merger. The Employment Agreement will not come into effect (and Mr. Slovin's existing employment agreement will remain in effect) if the Merger is not consummated. The material terms of the Employment Agreement are summarized below.

The Employment Agreement will be effective only upon closing of the Merger and will have an initial term of three years, with automatic one-year renewals thereafter unless 90 days prior written notice of nonrenewal is provided. Under the terms of the Employment Agreement Mr. Slovin will be entitled to the following compensation and benefits:

•	A base salary of $950,000;

•	An annual bonus opportunity targeted at 130% of his annual base salary;

•	An equity or other long-term incentive grant to be made in the first year of employment with a grant date fair value equal to $4,815,000;

•	Reimbursement for relocation expenses incurred in relocating to the United States;

•	Tax equalization benefits;

•	Eligibility to participate in employee benefit plans and programs available to similarly situated employees, including DENTSPLY’s Supplemental Executive Retirement Plan.

If Mr. Slovin is terminated without “cause” (as defined in the Employment Agreement), resigns for “good reason” (as defined in the Employment Agreement) or his employment is terminated due to the expiration of the Employment Agreement, he will be entitled to the following severance benefits: (i) two times the sum of his (a) annual base salary and (b) target bonus, payable in 24 monthly installments; (ii) pro rata annual bonus based on actual performance, payable in a lump sum; (iii) continued vesting in all time-based equity awards over a period of 24 months following the date of termination, with full vesting in any remaining unvested time based equity awards at the end of such 24 months; (iv) continued vesting for 24 months in performance based equity awards; (v) lump sum payment equal to 24 months of COBRA continuation coverage; (vi) 24 months of continuation of life, disability and accidental death and dismemberment benefits, at the active employee cost; (vii) 24 months of additional service credit under any pension plan maintained by the combined company or its affiliates; and (viii) with respect to any defined contribution plan in which Mr. Slovin participates, a lump sum cash payment equal to the sum of (a) the amount that would have been contributed or credited to such plan on Mr. Slovin’s behalf during the 24 month period following his termination, calculated as set forth in the employment agreement, and (b) the excess, if any, of his pension plan account balance as of his termination date over the portion of such account balance that is nonforfeitable per the terms of the pension plan.

If Mr. Slovin’s employment is terminated without “cause” or he resigns for “good reason” within 24 months following a "change in control" (as defined in the Employment Agreement), Mr. Slovin will be entitled to the following severance benefits: (i) two and one-half (2 ½) times the sum of his (a) annual base salary and (b) target bonus, payable in a lump sum; (ii) pro rata annual bonus based on actual performance, payable in a lump sum; (iii) lump sum payment equal to 24 months of COBRA continuation coverage; (iv) 24 months of continuation of life, disability and accidental death and dismemberment benefits, at the active employee cost; (v) 30 months of additional service credit under any pension plan maintained by the combined company or its affiliates; and (vi) with respect to any defined contribution plan in which Mr. Slovin participates, a lump sum cash payment equal to the sum of (a) the amount that would have been contributed or credited to such plan on Mr. Slovin’s behalf during the 30 month period following his termination and (b) the excess, if any, of his pension plan account balance as of his termination date over the portion of such account balance that is nonforfeitable per the terms of the pension plan.

The foregoing severance payments are subject to (i) Mr. Slovin's execution of and not revoking a general release of claims, and (ii) his continued compliance with confidentiality and non-disclosure covenants as well as non-competition and non-solicitation covenants for 24 months post-termination. In addition, the amounts payable under the Employment Agreement will be subject to the terms of the combined company’s clawback policy. No severance payable following a “change in control” is subject to a gross-up for “golden parachute” excise taxes, and amounts payable to Mr. Slovin will be reduced to an amount that is not subject to such tax if he would retain more benefit on an after-tax basis.

If Mr. Slovin’s employment terminates by reason of death, his estate or beneficiary will be entitled to a lump sum amount equal to one year of his base salary as then in effect, and a pro rata bonus for the year of termination based on actual performance. In addition, Mr. Slovin will be fully vested in all equity awards, with any performance awards vesting at the greater of target or actual performance through the date of termination.

If Mr. Slovin’s employment terminates by reason of disability, he will become eligible for a pro rata bonus for the year of termination based on actual performance and will be fully vested in all equity awards, with any performance awards vesting at the greater of target or actual performance through the date of termination.

Mr. Slovin also waived all rights he has to vest automatically in his Sirona stock options and RSUs and the time-vesting component of his Sirona performance units upon consummation of the Merger. Mr. Slovin, however, retains the right to vest in those stock options, RSUs and performance units to the extent he is terminated without cause or terminates for good reason following the Merger.

The foregoing description of the Employment Agreement is qualified in it is entirety by reference to its terms, which are filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement of Jeffrey T. Slovin, dated December 11, 2015, between DENTSPLY International Inc., Sirona Dental Systems, Inc. (solely for the purposes of Section 1(b)) and Jeffrey T. Slovin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.

	By:	/s/ Jonathan Friedman
Date: December 11, 2015		Jonathan Friedman
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement of Jeffrey T. Slovin, dated December 11, 2015, between DENTSPLY International Inc., Sirona Dental Systems, Inc. (solely for the purposes of Section 1(b)) and Jeffrey T. Slovin